LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Third Quarter and Year-to-Date Periods of Fiscal Year 2015

Nashville, Tenn. – June 16, 2015 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the third quarter and year-to-date periods of fiscal year 2015 ended May 3, 2015.

Highlights for the Third Quarter 2015 Compared to the Third Quarter 2014:

▪	Total revenue was $163.6 million compared to $169.7 million, a decrease of 3.6%.

▪	Comparable restaurant sales decreased 4.3%, including an average check increase of 4.6%, and customer traffic decrease of 8.5%.

▪	Net loss of $6.0 million compared to a net loss of $1.7 million.

▪	Adjusted EBITDA decreased 19.0% to $14.0 million from $17.2 million. (*)

Selected Highlights for Year-to-Date 2015 Compared to Year-to-Date 2014:

▪	Total revenue was $464.1 million compared to $470.8 million, a decrease of 1.4%.

▪	Comparable restaurant sales decreased 1.8%, including an average check increase of 5.1%, and customer traffic decrease of 6.6%.

▪	Net loss of $30.8 million compared to a net loss of $22.8 million.

▪	Adjusted EBITDA decreased 19.7% to $27.1 million from $33.7 million. (*)
(*) Please see reconciliation table at the end of this release.
Samuel Borgese, President and Chief Executive Officer of Logan's Roadhouse, Inc., stated, "Our financial results for the third quarter of 2015 reflect the effect of the purposed structural changes we are making in the business to rebuild the brand on the pillars of delivering the highest level of guest experience with consistent high quality menu items in an engaging environment at a very compelling everyday value. These pillars are supported by our foundation of great employees, engagement in our communities, and loyal guest satisfaction. We are confident our efforts are reaffirming the position of Logan’s Roadhouse as an enduring brand that is and will be the choice of multi-generational guests for lunch and dinner well into the future."

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Quarterly Report on Form 10-Q for the fiscal period ended May 3, 2015. It is available at www.logansroadhouse.com under the investor relations section.

Conference Call
The Company will host a conference call on Thursday, June 18, 2015 at 10:30 a.m. ET to discuss its financial results for the third quarter and year-to-date periods of fiscal year 2015. The conference call will be hosted by Sam Borgese, President and Chief Executive Officer and Jim Hagan, Chief Financial Officer.

The domestic dial-in number for the call is 888-208-1379, and the international dial-in number is 913-981-5526. Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation. A telephone replay will be available beginning at 1:30 p.m. ET on Thursday, June 18, 2015 through 11:59 p.m. ET on Thursday, June 25, 2015, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 6508199. The archived webcast may be accessed at http://public.viavid.com/index.php?id=114848 and will be available for one year.

About Logan’s Roadhouse
Logan’s Roadhouse is a casual dining steakhouse offering our guests wood-fire-grilled steaks, made-from-scratch recipes, fresh ingredients and southern-inspired signature dishes in a roadhouse atmosphere. Logan’s opened its first restaurant in 1991 in Lexington, KY, and is headquartered in Nashville, TN. Logan’s Roadhouse consists of 230 company-operated and 26 franchised restaurants in 23 states. LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen weeks ended		Thirty-nine weeks ended
(In thousands)	May 3, 2015	April 27, 2014	May 3, 2015	April 27, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Net sales	$162,989	$169,126	$462,415	$469,210
Franchise fees and royalties	620	582	1,710	1,617
Total revenues	163,609	169,708	464,125	470,827
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	58,406	57,716	166,319	159,511
Labor and other related expenses	48,757	49,887	142,755	143,631
Occupancy costs	13,693	13,675	42,187	41,503
Other restaurant operating expenses	23,301	25,389	70,305	76,661
Depreciation and amortization	5,132	5,039	15,297	15,171
Pre-opening expenses	6	255	263	281
General and administrative	8,298	8,685	23,234	23,408
Restaurant impairment and closing charges	1,276	238	2,762	2,043
Total costs and expenses	158,869	160,884	463,122	462,209
Operating income (loss)	4,740	8,824	1,003	8,618
Interest expense, net	10,700	10,552	31,795	31,407
Income (loss) before income taxes	(5,960)	(1,728)	(30,792)	(22,789)
Income tax provision (benefit)	8	—	8	—
Net income (loss)	$(5,968)	$(1,728)	$(30,800)	$(22,789)

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	May 3, 2015	August 3, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$7,903	$9,170
Receivables	10,816	9,734
Inventories	14,424	13,832
Prepaid expenses and other current assets	7,591	6,887
Income taxes receivable	11	115
Total current assets	40,745	39,738
Property and equipment, net	197,994	209,078
Other assets	9,867	13,273
Goodwill	163,368	163,368
Tradename	71,251	71,251
Other intangible assets, net	15,628	17,190
Total assets	$498,853	$513,898
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$14,426	$17,414
Payable to RHI	2,527	2,721
Other current liabilities and accrued expenses	42,314	51,683
Total current liabilities	59,267	71,818
Long-term debt	380,260	355,000
Deferred income taxes	27,607	27,607
Other long-term obligations	49,645	46,599
Total liabilities	516,779	501,024
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	—	—
Additional paid-in capital	230,000	230,000
Retained deficit	(247,926)	(217,126)
Total stockholder’s equity (deficit)	(17,926)	12,874
Total liabilities and stockholder’s equity (deficit)	$498,853	$513,898

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Thirty-nine weeks ended
(In thousands)	May 3, 2015	April 27, 2014
Cash flows from operating activities:	(unaudited)	(unaudited)
Net income (loss)	$(30,800)	$(22,789)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,297	15,171
Other amortization	1,747	1,574
Loss on sale/disposal of property and equipment	2,172	1,533
Amortization of deferred gain on sale and leaseback transactions	(38)	(37)
Impairment charges for long-lived assets	2,762	2,043
Share-based compensation expense	(170)	1,354
Changes in operating assets and liabilities:
Receivables	(1,082)	(26)
Inventories	(682)	(1,509)
Prepaid expenses and other current assets	(704)	(1,405)
Other non-current assets and intangibles	1,173	3
Accounts payable	(2,832)	(360)
Payable to RHI	(24)	(110)
Income taxes payable/receivable	104	(297)
Other current liabilities and accrued expenses	(9,369)	(8,592)
Other long-term obligations	3,956	3,255
Net cash provided by (used in) operating activities	(18,490)	(10,192)
Cash flows from investing activities:
Purchase of property and equipment	(9,514)	(10,523)
Proceeds from sale and leaseback transactions, net of expenses	1,477	—
Net cash provided by (used in) investing activities	(8,037)	(10,523)
Cash flows from financing activities:
Payments on revolving credit facility	(8,840)	(24,500)
Borrowings on revolving credit facility	34,100	25,000
Net cash provided by (used in) financing activities	25,260	500
Increase in cash and cash equivalents	(1,267)	(20,215)
Cash and cash equivalents, beginning of period	9,170	23,708
Cash and cash equivalents, end of period	$7,903	$3,493

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology. These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Please refer to our Annual Report on Form 10-K for the fiscal year ended August 3, 2014, and other reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences. Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.
Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR. The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDAR

The following table sets forth a reconciliation of net (loss) income, the most directly comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

	Thirteen weeks ended		Thirty-nine weeks ended
(In thousands)	May 3, 2015	April 27, 2014	May 3, 2015	April 27, 2014
Net income (loss)	$(5,968)	$(1,728)	$(30,800)	$(22,789)
Interest expense, net	10,700	10,552	31,795	31,407
Income tax provision (benefit)	8	—	8	—
Depreciation and amortization	5,132	5,039	15,297	15,171
EBITDA	9,872	13,863	16,300	23,789
Adjustments
Sponsor management fees(a)	250	250	750	750
Non-cash asset write-offs:
Restaurant impairment(b)	1,276	238	2,762	2,043
Loss on disposal of property and equipment(c)	481	469	1,843	1,533
Restructuring costs(d)	1,118	302	2,072	(147)
Pre-opening expenses (excluding rent)(e)	6	246	237	253
Losses on sales of property(f)	335	7	339	11
Non-cash rent adjustment(g)	489	667	2,595	2,968
Non-cash stock-based compensation(h)	36	498	(170)	1,354
Hedging (gain) loss (i)	(87)	—	44	—
Other adjustments(j)	192	699	329	1,182
Adjusted EBITDA	13,968	17,239	27,101	33,736
Cash rent expense(k)	10,728	10,487	32,045	31,264
Adjusted EBITDAR	$24,696	$27,726	$59,146	$65,000

(a)	Sponsor management fees consist of fees payable to certain affiliates of Kelso & Company, L.P. ("Kelso") under an advisory agreement.

(b)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(c)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(d)	Restructuring costs include severance, consulting fees related to improving our supply chain practices, hiring replacement costs and other related charges, including the reversal of any such charges.

(e)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(f)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.

(g)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(h)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.

(i)	Hedging (gain) loss represents the gain or loss on our forward contract for fuel which will expire in July 2015.

(j)
Other adjustments include non-recurring expenses and professional fees, ongoing expenses of closed restaurants, legal and settlement charges related to a contract termination and legal fees associated with Fair Labor Standards Act litigation.

(k)	Cash rent expense represents actual cash payments required under our leases.